Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

i3 Verticals, Inc.
Nashville, Tennessee
We consent to the incorporation by reference in Registration Statement Nos. 333-233126, 333-251386 and 333-258950 on Form S-3 and Registration Statement Nos. 333-225812, 333-229678, 333-236118, 333-249317, 333-252845, 333-262721, 333-269691 and 333-277064 on Form S-8 of our report dated November 25, 2024, relating to the financial statements of i3 Verticals, Inc. and the effectiveness of i3 Verticals, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended September 30, 2024.

/s/ Deloitte & Touche LLP

Nashville, Tennessee
November 25, 2024